Exhibit 24.2
Power Of Attorney
     The person whose signature appears below constitutes and appoints Boyd Hendrickson, Jose Lynch and Roland Rapp and each of them individually, as attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 and otherwise), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or each of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Glenn S. Schafer Glenn S. Schafer	Director	February 9, 2007